SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 5, 2008

 SINO GAS INTERNATIONAL HOLDINGS, INC.
(Exact name of registrant as specified in Charter)

Utah	000-51364	32-0028823
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

No.18 Zhong Guan Cun Dong St.
Haidian District
Beijing 100083, People’s Republic of China
(Address of Principal Executive Offices)

86-10-82600527
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Acting Chief Financial Officer and Appointment of New Chief Financial Officer

On April 25, 2008, Ms. Baoling Wang resigned from the position of Acting Chief Financial Officer but remains the Accounting Manager of the Company. Ms. Wang did not have any disagreements with the Company prior to her resignation.

On April 25, 2008, Mr. Yong Zhang was appointed Chief Financial Officer. Mr. Zhang was the Director of Finance for Half the Sky Foundation, Inc., a U.S. based non-governmental organization, from July 2007 to the present. He was the Finance Officer for United Nations Development Program for China Office from April 2005 to July 2007. He was the Finance and Audit Officer for European Union Delegation to China from December 2002 to April 2005. Mr. Zhang graduated from the Foreign Affairs College in Beijing with a Bachelor’s degree in International Relations and from the University of California at Riverside with a Master’s degree in Business Administration.

Mr. Zhang’s employment with the Company has the following materials terms: base salary $60,000.00 per year, year-end bonus of $30,000.00, options to be granted under the Company’s Option Plan and insurance/benefits as prescribed by PRC labor laws. Mr. Zhang’s employment with the Company is subject to a three-month probation period.

The information contained in this Current Report on Form 8-K and the exhibits attached hereto shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information or such exhibits be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The information set forth in or exhibits to this Form 8-K shall not be deemed an admission as to the materiality of any information in this report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SINO GAS INTERNATIONAL HOLDINGS, INC.

Date: May 5, 2008	By:	/s/ Yuchuan Liu
Name: Yuchuan Liu
Title: Chief Executive Officer